UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) & (b):              On May 7, 2014, the Company held its 2014 Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC and dated March 27, 2014.  The final results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as Class II directors to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, with the vote count shown below.  There were 2,270,305 broker non-votes.

Nominee	For	Withheld
Bradley J. Bell	28,660,364	47,538
Richard S. Grant	28,548,525	159,377
Amy J. Yoder	28,668,026	39,876

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014, with the vote count shown below:

For	Against	Abstain
30,549,790	421,360	7,057

Proposal 3 — Advisory Vote on Executive Compensation

The stockholders provided an advisory vote regarding compensation of the named executive officers for the fiscal year ended December 31, 2013 as described in the proxy statement, with the vote count shown below.  There were 2,270,305 broker non-votes.

	For	Against	Abstain
Shares Voted	27,336,062	1,341,869	29,971
Percent of Votes Cast	95.22%	4.67%	0.10%

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	May 9, 2014	/s/ Rodney L. Underdown
Rodney L. Underdown
Chief Financial Officer